Exhibit 2


                                  PROXY


     Know all men by these presents that the undersigned, Motorola Inc., organized under the laws of the State of Delaware, U.S.A. (hereinafter "Motorola") and the holder of shares of stock in Interphase Corporation, a Texas corporation (hereinafter "Interphase"), hereby constitutes and appoints the then current and acting Chief Executive Officer of Interphase, proxy of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote, or consent to shareholder action with respect to, the shares of stock of Interphase standing in the name of Motorola, in all matters for which shareholders of Interphase shall be entitled to vote or execute consents in lieu thereof; provided, this proxy shall terminate in the event of an uncured default by Interphase of any of its obligations under, and as provided in, the Stock Redemption Agreement (hereinso-called) dated October 15, 1998, between Interphase and Motorola.

     THE PROXY GRANTED HEREBY IS IRREVOCABLE AND SHALL BE DEEMED COUPLED WITH AN INTEREST PURSUANT TO ARTICLE 2.29(C)(2) OF THE TEXAS BUSINESS CORPORATION ACT, AND SHALL BE VALID THROUGHOUT THE ENTIRE TERM OF THE STOCK REDEMPTION AGREEMENT (I.E. THROUGH JULY 15, 2002), SUBJECT TO EARLIER TERMINATION OF THIS PROXY IN THE EVENT OF AN UNCURED DEFAULT BY INTERPHASE UNDER THE STOCK REDEMPTION AGREEMENT AS PROVIDED THEREIN. UNLESS EARLIER TERMINATED AS DESCRIBED ABOVE, THIS PROXY SHALL REMAIN IN EFFECT FOR MORE THAN 11 MONTHS FROM THE DATE OF EXECUTION.

                              MOTOROLA INC.


                              /s/ Carl F. Koenemann
                              ---------------------
                              Carl F. Koenemann
                              Executive Vice President and Chief
                              Financial Officer


                              Date: October 15, 1998


STATE OF ILLINOIS             )
                              ) ss
COUNTY OF COOK                )

Subscribed and sworn to before me this 15th day of October, 1998.


/s/ Laura C. Rasmussen
----------------------
Notary Public